UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Pharsight Corporation
(Exact name of registrant as specified in its charter)

Delaware	77-0401273
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

321 E. Evelyn Avenue, 3rd Floor, Mountain View, CA	94041-1530
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates (if applicable): 333-34896

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1. Description of Registrant’s Securities to be Registered

Pharsight Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-34896), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2000, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 21, 2007	PHARSIGHT CORPORATION

	By:	/s/ William Frederick
William Frederick
Senior Vice President and Chief Financial Officer